SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

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Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[   ]  Preliminary Proxy Statement       [   ] Confidential, For Use of the
[   ]  Definitive Proxy Statement              Commission Only
[   ]  Definitive Additional Materials         (as permitted by Rule14a-6(e)(2))
[ X ]  Soliciting Material Under Rule 14a-12

                         THE ROBERT MONDAVI CORPORATION
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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                           Robert Mondavi Corporation
                                 August 20, 2004
              Talking Points for SVP/VP Group To Use With Employees


o The Company made an announcement this afternoon and Greg Evans will be sending an all employee voicemail and email to provide more detail on what it means for our business and our employees. Greg spoke with the SVP/VP group today and the two main takeaways are:

          1. The Company is taking actions to improve corporate governance and set a business strategy for the future.

          2. The announcement will not immediately impact employees or our partners. We will receive more information in the coming weeks about the business strategy, but for now, it is business as usual.

o We anticipate that this news will be in the local and national press. It is likely that reporters and others will speculate about what this means to the future of the Company. What you should know is that we (the leaders of this Company) are committed to providing you with the facts, so speculation by the press and others is simply that.

o Rather than try to address your questions individually, we have posted an extensive Q&A on-line so you will have more detail on the announcement.



              Important Information For Investors And Shareholders





     In connection with the proposed recapitalization plan, The Robert Mondavi Corporation will file a combined proxy statement/prospectus and other relevant documents with the Securities and Exchange Commission (the "SEC"). INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AS IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE RECAPITALIZATION PLAN AND RELATED MATTERS. INVESTORS AND SHAREHOLDERS WILL HAVE ACCESS TO FREE COPIES OF THE PROXY STATEMENT/PROSPECTUS (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED WITH THE SEC BY THE COMPANY THROUGH THE SEC WEB SITE AT WWW.SEC.GOV. THE PROXY STATEMENT/PROSPECTUS AND RELATED MATERIALS MAY ALSO BE OBTAINED FOR FREE (WHEN AVAILABLE) FROM THE COMPANY BY DIRECTING A REQUEST TO THE COMPANY'S INVESTOR RELATIONS DEPARTMENT AT 841 LATOUR COURT, NAPA, CA 94558; TELEPHONE
(707) 251-4850; E-MAIL MOND@ROBERTMONDAVI.COM.



     The Company and its directors, executive officers, certain members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company's shareholders in connection with the proposed recapitalization plan is set forth in the Company's annual report on Form 10-K for the fiscal year ended June 30, 2003 filed with the SEC on September 26, 2003 and proxy statement for its 2003 annual meeting of shareholders filed with the SEC on October 28, 2003. Additional information regarding such persons and a description of their direct and indirect interests in the recapitalization plan will be set forth in the proxy statement/prospectus when it is filed with the SEC.



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